EXHIBIT 99.1

To 8-K dated October 18, 2005

NEWS RELEASE

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President and

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS INCREASED

EARNINGS FOR THE THIRD QUARTER

STUART, FL., October 18, 2005 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is First National Bank and Trust Company of the Treasure Coast, today reported net income for the third quarter of 2005 totaling $5,565,000 or $0.32 diluted earnings per share (DEPS), up 35.9 percent from $4,095,000 or $0.26 DEPS for the third quarter a year ago.  For the first nine months of 2005, net income totaled $14,926,000 or $0.90 DEPS, compared to $11,222,000 or $0.71 DEPS for 2004, an increase of 27.4 percent.

Cash operating earnings totaled $5,683,000 or $0.33 DEPS for the third quarter of 2005, an increase of $1,803,000 or 46.5 percent over the same period last year.  Year-to-date cash operating earnings were $15,368,000, up $3,978,000 or 34.9 percent compared to the same period last year.  (The Company believes that cash operating earnings, excluding the after tax impacts of noncash interest rate swap fair value changes and noncash amortization expense, is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have been immaterial for the periods presented.)  The Company terminated the interest rate swap that did not qualify for hedge accounting in the second quarter of 2005.

“I am very pleased with the success achieved so far in 2005”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer of Seacoast.  “Strong net interest income growth led to the increased cash operating earnings trends this quarter.  These exceptional operating results were partially achieved by a continuation of favorable net interest margins, improved credit quality, and the retention of customers and core deposit balances acquired in the acquisition of Century National Bank in April this year.  Our long term perspective shows growth in households serviced, expansion of products and services offered, improved profitability and a record of positive asset quality.”

The Company is also pleased with the results achieved in the following areas:

•

Net interest margin of 4.01 percent represented an increase from the 3.91 percent achieved in the second quarter of 2005, and was higher than the third quarter 2004’s results of 3.97 percent;

•

Record total revenues (net interest income and noninterest income combined) of $68 million, up 27.3 percent for the first nine months compared to the same period in 2004, and increased 15.7 percent annualized for the third quarter on a linked quarter basis;

•

Asset quality remained solid with total nonperforming assets of $325,000, or a ratio of 0.03 percent, compared to 0.05 percent at September 30, 2004, and net charge-offs as a percent of average loans of 0.02 percent year-to-date compared to 0.04 percent for 2004;

•

Fees from investment management services grew $189,000 compared to the third quarter 2004 or 17.5 percent;

•

Return on average tangible equity using cash operating earnings* increased to 19.50 percent in the third quarter 2005 from 14.57 percent a year earlier; and

•

Return on average assets using cash operating earnings* increased to 1.14 percent for the third quarter compared to 1.10 percent for 2004.

The improved net interest margins resulted from favorable economic conditions throughout the Company’s markets which enabled loan growth to remain strong and improvement in the mix of earning assets to continue.  Net interest income increased $1.2 million over the second quarter 2005, up 27.5 percent annualized.  In addition, while interest rates have increased a total of 275 basis points since the Fed began raising rates and 200 basis points over the last 12 months, the Company’s favorable deposit mix has allowed average cost of deposits to remain low.  The average cost for interest bearing deposits in the third quarter 2005 increased to 1.80 percent from 1.29 percent a year earlier, while total costs of deposits, including noninterest bearing demand deposits, increased only 30 basis points over the prior year to 1.32 percent.  Average interest bearing deposits were up $322 million or 34.4 percent over the past year (including $181 million acquired in the Century acquisition) and increased $33 million or 2.7 percent linked quarter for the three months ended September 30, 2005.  Noninterest bearing demand deposits now comprise 26 percent of total deposits, up from 21 percent a year ago.

Total loans outstanding at September 30, 2005 increased 42 percent compared to September 30, 2004, and the Company’s loan to deposit ratio is 68 percent.  Organic loan growth over the past 12 months totaled $252 million, or 29 percent.  With the recent addition of new markets in Orlando, expansion into Palm Beach County with a total of five offices and the loan production office, and planned offices for Brevard County, the Company is poised to utilize its liquidity to continue expanding its loan portfolio.  The end result of the acquisition and expansion is a substantially improved commercial lending footprint in new markets, all achieved with a small increase in offices and relatively light impact on overhead.  The Palm Beach County market’s outstanding loans and deposits at September 30, 2005 total $222 million and $95 million, respectively.

Most importantly, the loan growth has not impacted credit quality.  Net charge-offs for the first nine months of 2005 totaled $167,000, compared to $213,000 for 2004.  Nonperforming loans declined as well, by $64,000, and now total only $325,000.  These outstanding results reduced the necessity for higher provisioning for loan losses.  At September 30, 2005, the mix of loans outstanding was:  26 percent residential real estate mortgage loans, 61 percent commercial and commercial real estate, and 13 percent consumer loans.

Noninterest income, excluding interest rate swap profits and losses, increased 9.6 percent when compared to the prior year’s third quarter, reflecting increased revenues from service charges on deposit accounts, debit card interchange fees, investment management services, and marine finance fees.  While revenues from wealth management services have generally improved over the last several quarters, it remains extremely challenging due to the uncertain national economic environment.

Noninterest expenses totaled $15.4 million, an increase of 28.1 percent from the prior year's third quarter and a 5.2 percent increase compared to the second quarter 2005.  A substantial portion of these increases was the result of the acquisition of Century, as well as increased wages, benefits, occupancy, marketing and other overhead due to the addition of branches and personnel in the Palm Beach and Brevard County markets, and from higher commissions, stock awards and other incentive compensation related to the Company's better performance.

Seacoast will host a conference call on Wednesday, October 19 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 322-0079 (access code: 6584318; leader: Dennis Hudson).  A replay of the call will be available beginning the afternoon of October 19 by dialing (877) 519-4471 (domestic), using the passcode 6584318.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

- continued -

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward- looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "point to", "project", "could", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses; the risks of mergers and acquisitions, including, without limitation, the related costs, including integrating operations as part of these transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions; changes in accounting interpretations; and the risks of possible further changes pending completion of the current audit and review with the Company’s current and prior auditors of the prior periods during which the swap discussed herein was in effect.

All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice including, without limitation, those risks and uncertainties, described in the Company's annual report on Form 10-K for the year ended December 31, 2004 under "Special Cautionary Notice Regarding Forward-Looking Statements", and otherwise in the Company's SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including the SEC's website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
(Dollars in thousands,	September 30,		September 30,
except per share data)	2005	2004	2005	2004

Summary of Earnings
Net income (GAAP)	$ 5,565	$4,095	$14,926	$11,222
Amortization of core deposit premium	118	--	269	--
Net interest rate swap (profits) losses	--	(215)	173	169
Cash operating earnings*	$ 5,683	$3,880	$15,368	$11,391

Net interest income (1)	19,091	13,498	52,235	38,749

Performance Ratios
Return on average assets (2), (3)
Using GAAP earnings	1.09%	1.16%	1.06%	1.08%
Using cash operating earnings* on average tangible assets	1.14	1.10	1.10	1.10
Return on average
shareholders' equity (2), (3)
Using GAAP earnings	14.59	14.98	14.94	13.87
Using cash operating earnings* on average tangible equity	19.50	14.57	18.09	14.46
Net interest margin (1), (2)	4.01	3.97	3.94	3.90

Per Share Data
Net income diluted (GAAP)	$ 0.32	$0.26	$0.90	$0.71
Amortization of core deposit premium	0.01	--	0.02	--
Net interest rate swap (profits) losses	--	(0.01)	0.01	0.01
Cash operating earnings* diluted	$ 0.33	$0.25	$0.93	$0.72
Net income basic (GAAP)	0.33	0.27	0.92	0.73
Cash dividends declared	0.15	0.14	0.43	0.40

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and amortization of core deposit intangible is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have not been material for the periods presented.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		September 30,		Increase/
		2005	2004	(Decrease)
Credit Analysis
Net charge-offs year-to-date		$167	$213	(21.6)
Net charge-offs to average loans		0.02%	0.04%	(50.0)
Loan loss provision year-to-date		$987	$550	79.5
Allowance to loans at end of period		0.71%	0.76%	(6.6)
Nonperforming assets		$325	$389	(16.5)
Nonperforming assets to loans and other
real estate owned at end of period		0.03%	0.05%	(40.0)

Selected Financial Data
Total assets		$2,086,073	$1,398,056	49.2
Securities – Available for sale (at fair value)		411,800	398,152	3.4
Securities – Held for investment (at amortized cost)		157,369	69,845	125.3
Net loans		1,209,276	852,676	41.8
Deposits		1,778,574	1,180,957	50.6
Shareholders' equity		149,526	107,467	39.1
Book value per share		8.76	6.96	25.9
Tangible book value per share		6.73	6.78	(0.7)
Average shareholders' equity
to average assets		7.10%	7.78%	(8.7)

Average Balances (Year-to-Date)
Total assets		$1,881,211	$1,389,318	35.4
Less: Intangible assets		19,945	2,808	610.3
Total average tangible assets		$1,861,266	$1,386,510	34.2

Total equity		$133,548	$108,061	23.6
Less: Intangible assets		19,945	2,808	610.3
Total average tangible equity		$113,603	$105,253	7.9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2005	2004	2005	2004

Interest on securities:
Taxable	$5,593	$4,530	$16,270	$13,786
Nontaxable	15	29	51	85
Interest and fees on loans	19,560	12,480	51,394	35,007
Interest on federal funds sold and interest bearing deposits	899	3	2,093	66
Total Interest Income	26,067	17,042	69,808	48,944

Interest on deposits	2,565	1,094	6,097	2,769
Interest on time certificates	3,152	1,944	8,362	6,044
Interest on borrowed money	1,285	542	3,201	1,484
Total Interest Expense	7,002	3,580	17,660	10,297

Net Interest Income	19,065	13,462	52,148	38,647
Provision for loan losses	280	250	987	550
Net Interest Income After Provision for Loan Losses	18,785	13,212	51,161	38,097

Noninterest income:
Service charges on deposit accounts	1,356	1,201	3,695	3,402
Trust income	701	556	1,968	1,611
Mortgage banking fees	525	523	1,520	1,477
Brokerage commissions and fees	567	523	1,935	1,909
Marine finance fees	728	640	2,262	2,397
Debit card income	441	348	1,298	997
Other deposit based EFT fees	93	108	323	353
Merchant income	525	503	1,700	1,508
Interest rate swap profits (losses)	0	330	(267)	(260)
Other income	343	428	994	1,051
	5,279	5,160	15,428	14,445
Securities gains (losses), net	34	16	78	26
Total Noninterest Income	5,313	5,176	15,506	14,471

Noninterest expenses:
Salaries and wages	6,123	5,004	17,053	14,112
Employee benefits	1,807	1,288	4,738	3,951
Outsourced data processing	1,629	1,451	4,868	4,336
Occupancy expense	1,346	1,093	3,738	3,215
Furniture and equipment expense	561	500	1,596	1,480
Marketing expense	776	582	2,505	1,835
Legal and professional fees	650	375	1,830	1,037
FDIC assessments	65	42	169	126
Amortization of intangibles	181	--	414	--
Other expense	2,270	1,692	6,451	5,082
Total Noninterest Expenses	15,408	12,027	43,362	35,174

Income Before Income Taxes	8,690	6,361	23,305	17,394
Provision for income taxes	3,125	2,266	8,379	6,172

Net Income	$5,565	$4,095	$14,926	$11,222

Per share common stock:
Net income diluted	$0.32	$0.26	$0.90	$0.71
Net income basic	0.33	0.27	0.92	0.73
Cash dividends declared	0.15	0.14	0.43	0.40

Average diluted shares outstanding	17,283,083	15,704,794	16,566,410	15,761,390
Average basic shares outstanding	16,856,109	15,299,443	16,175,803	15,353,792

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands)	2005	2004	2004

Assets
Cash and due from banks	$98,478	$44,920	$39,101

Federal funds sold and interest bearing deposits	125,769	44,758	258

Securities:
Available for sale (at fair value)	411,800	395,207	398,152
Held for investment (at amortized cost)	157,369	198,551	69,845
Total Securities	569,169	593,758	467,997

Loans available for sale	8,132	2,346	3,335

Loans	1,217,919	899,547	859,173
Less: Allowance for loan losses	(8,643)	(6,598)	(6,497)
Net Loans	1,209,276	892,949	852,676

Bank premises and equipment	21,559	18,965	18,589
Intangible assets	34,546	2,774	2,791
Other assets	19,144	15,406	13,309
	$2,086,073	$1,615,876	$1,398,056

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$465,834	$345,122	$250,182
Savings deposits	862,944	669,059	582,255
Other time deposits	282,505	238,188	242,166
Time certificates of $100,000 or more	167,291	120,097	106,354
Total Deposits	1,778,574	1,372,466	1,180,957

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	81,100	86,919	61,829
Other borrowings	66,175	39,912	40,047
Other liabilities	10,698	8,367	7,756
	1,936,547	1,507,664	1,290,589

Shareholders' Equity
Preferred stock	--	--	--
Common stock	1,710	1,710	1,710
Additional paid in capital	46,076	26,950	26,911
Retained earnings	109,015	101,501	99,958
Restricted stock awards	(3,695)	(3,333)	(2,478)
Treasury stock	(325)	(16,172)	(16,686)
	152,781	110,656	109,415
Accumulated other comprehensive loss	(3,255)	(2,444)	(1,948)
Total Shareholders’ Equity	149,526	108,212	107,467
	$2,086,073	$1,615,876	$1,398,056

Common Shares Outstanding	17,074,287	15,468,357	15,441,560

Note:  The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
	2005			2004	Last 12
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Months

Net income (GAAP)	$5,565	$5,475	$3,886	$3,700	$18,626
Amortization of core deposit premium	118	144	7	--	269
Net income rate swap (profits) losses	--	(162)	335	287	460
Cash operating earnings*	$5,683	$5,457	$4,228	$3,987	$19,355

Operating Ratios
Return on average assets (GAAP) (2),(3)
Using GAAP earnings	1.09%	1.13%	0.94%	0.97%	1.04%
Using cash operating earnings* on average tangible assets	1.14	1.14	1.03	1.04	1.09
Return on average shareholders' equity (GAAP) (2),(3)
Using GAAP earnings	14.59	16.07	14.04	13.38	14.60
Using cash operating earnings* on average tangible equity	19.50	18.87	15.69	14.79	17.28

Net interest margin (1),(2)	4.01	3.91	3.90	3.88	3.93
Average equity to average assets	7.50	7.03	6.69	7.22	7.13

Credit Analysis
Net charge-offs (recoveries)	$(35)	$15	$187	$349	$516
Net charge-offs (recoveries) to average loans	(0.01)%	0.01%	0.08%	0.16%	0.05%
Loan loss provision	$280	$269	$438	$450	$1,437
Allowance to loans at end of period	0.71%	0.73%	0.70%	0.73%
Nonperforming assets	$325	$200	$1,040	$1,447
Nonperforming assets to loans and other real estate owned at end of period	0.03%	0.02%	0.11%	0.16%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	0.03	0.02	0.11	0.16

Per Share Common Stock
Net income diluted (GAAP)	$0.32	$0.33	$0.25	$0.24	$1.14
Amortization of core deposit premium	0.01	0.01	--	--	0.02
Net interest rate swap (profit) losses	--	(0.01)	0.02	0.02	0.03
Cash operating earnings* diluted	$0.33	$0.33	$0.27	$0.26	$1.19

Net income basic (GAAP)	$0.33	$0.33	$0.25	$0.24	$1.15
Cash dividends declared	0.15	0.14	0.14	0.14	0.57
Book value per share	8.76	8.63	7.04	7.00

Average Balances
Total assets	$2,017,521	$1,945,079	$1,677,295	$1,523,284
Less: Intangible assets	35,676	20,627	3,176	2,785
Total average tangible assets	$1,981,845	$1,924,452	$1,674,119	$1,520,499

Total equity	$151,299	$136,659	$112,257	$110,014
Less: Intangible assets	35,676	20,627	3,176	2,785
Total average tangible equity	$115,623	$116,032	$109,081	$107,229

 (1) Calculated on a fully taxable equivalent basis using amortized cost.

(2) These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and amortization of core deposit intangible is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have not been material for the periods presented.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	September 30, 2005	December 31, 2004	September 30, 2004

U.S. Treasury and U. S. Government Agencies	$67,628	$20,656	$20,795
Mortgage-backed	335,876	366,806	371,523
Other securities	8,296	7,745	5,834
Securities Available for Sale	411,800	395,207	398,152

U.S. Treasury and U. S. Government Agencies	4,999	4,999	4,999
Mortgage-backed	151,174	192,128	62,616
Obligations of states and political subdivisions	1,196	1,424	2,230
Securities Held for Investment	157,369	198,551	69,845
Total Securities	$569,169	$593,758	$467,997

LOANS	September 30, 2005	December 31, 2004	September 30, 2004

Construction and land development	$417,249	$252,329	$171,351
Real estate mortgage	626,794	498,692	550,171
Installment loans to individuals	87,458	81,831	81,768
Commercial and financial	86,073	66,240	55,614
Other loans	345	455	269
Total Loans	$1,217,919	$899,547	$859,173

AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2005				2004
	Third Quarter	Second Quarter			Third Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$603,477	3.71%	$633,258	3.60%	$518,637	3.49%
Nontaxable	1,196	7.36	1,423	7.59	2,180	8.07
Total Securities	604,673	3.71	634,681	3.61	520,817	3.51

Federal funds sold and other
short-term investments	107,000	3.33	106,756	2.91	1,166	1.02

Loans, net	1,175,992	6.61	1,091,628	6.38	827,880	5.99

Total Earning Assets	1,887,665	5.48	1,833,065	5.22	1,349,863	5.02

Allowance for loan losses	(8,490)		(7,778)		(6,420)
Cash and due from banks	67,683		63,988		34,787
Premises and equipment	21,397		21,008		18,408
Other assets	49,266		34,796		13,473

	$2,017,521		1,945,079		$1,410,111

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (including Super NOW)	$100,785	0.83%	$105,678	0.57%	$70,026	0.47%
Savings deposits	163,675	0.51	171,715	0.50	159,258	0.51
Money market accounts	585,395	1.45	553,134	1.25	358,530	0.90
Time deposits	406,813	3.07	393,308	2.85	347,337	2.23
Federal funds purchased and securities sold under agreements to repurchase	79,167	2.72	81,178	2.36	68,020	1.15
Other borrowings	64,386	4.57	60,505	4.27	39,784	3.45

Total Interest-Bearing Liabilities	1,400,221	1.98	1,365,518	1.76	1,042,955	1.37

Demand deposits (noninterest-bearing)	455,902		434,777		250,871
Other liabilities	10,099		8,125		7,536
Total Liabilities	1,866,222		1,808,420		1,301,362

Shareholders' equity	151,299		136,659		108,749

	$2,017,521		1,945,079		1,410,111

Interest expense as a % of earning assets		1.47%		1.31%		1.06%
Net interest income as a % of earning assets		4.01		3.91		3.97

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.